UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

FSP PHOENIX TOWER CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-52559	20-3965390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Disposition of Assets.

On December 20, 2012, FSP Phoenix Tower Limited Partnership (the “Seller”), an entity that is wholly-owned by FSP Phoenix Tower Corp. (the “Registrant”), completed the previously announced sale of its 34-story multi-tenant office building containing approximately 629,054 rentable square feet of space located on approximately 2.1 acres of land, which is located at 3200 Southwest Freeway, Houston, Texas (the “Property”) to PKY 3200 SW FREEWAY, LLC (the “Buyer”). There are no material relationships, other than in respect of the sale of the Property, among the Buyer and the Seller, the Registrant or any of the Registrant’s affiliates. The gross sale price was $123,750,000.

Item 7.01. Regulation FD Disclosure.

On or about December 21, 2012, the Registrant will be mailing a letter to the holders of its preferred stock with an update on the closing of the sale of the Property and the dissolution of the Registrant. The full text of the letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On December 21, 2012, the Registrant filed its certificate of dissolution with the Secretary of State of the State of Delaware, pursuant to the plan of dissolution previously approved by the Board of Directors and stockholders of the Registrant (the “Plan of Dissolution”). The certificate of dissolution became effective as of the close of business on December 21, 2012, at which time the Registrant’s stock transfer books were closed. Following the filing of the certificate of dissolution, the Registrant continues to wind up its business in accordance with the Plan of Dissolution.

Following the filing of the certificate of dissolution, on December 21, 2012, in accordance with the Plan of Dissolution, the Registrant transferred all of its assets to FSP Phoenix Tower Corp. Liquidating Trust (the “Liquidating Trust”) and the Liquidating Trust assumed all of the Registrant’s obligations and liabilities. On or about January 8, 2013, the Liquidating Trust expects to make an initial liquidating distribution in the amount of $99,000 per share of preferred stock to holders of record of issued and outstanding preferred stock of the Registrant as of the close of business on December 21, 2012, who are deemed to be beneficiaries of the Liquidating Trust. The Liquidating Trust will retain the reserves deemed necessary to settle its outstanding obligations and fund future expenses in connection with carrying out the Plan of Dissolution, and may make one or more future liquidating distributions to its beneficiaries to the extent it determines there are excess funds to make further distributions. There can be no assurance that there will be sufficient funds available to make any such future distributions.

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Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FSP PHOENIX TOWER CORP.

Date: December 21, 2012	By: /s/ George J. Carter
George J. Carter President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter to be mailed by FSP Phoenix Tower Corp. on or about December 21, 2012.

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